SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
☐ Definitive Information Statement

VOCALSCAPE NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

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[LOGO OF VOCALSCAPE NETWORKS, INC.]

VOCALSCAPE NETWORKS, INC.
170 E. Post Road, Suite 206
White Plains, New York 10601

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about January ___, 2006 to the holders of record as of the close of business on December 11, 2006 of the common stock of Vocalscape Networks, Inc. (“Vocalscape”).

The Board of Vocalscape has approved, and a total of 2 stockholders holding an aggregate of 12,819,059 shares of common stock issued and outstanding as of December 11, 2006, and all 35,000 shares of the Series A Convertible Preferred Stock, representing that number of votes equal to 175,000,000 shares of common stock, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and Vocalscape’s Articles of Incorporation, as amended, and Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Vocalscape for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Vocalscape will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Vocalscape will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Vocalscape’s common stock.

Vocalscape will only deliver one Information Statement to multiple security holders sharing an address unless Vocalscape has received contrary instructions from one or more of the security holders. Upon written or oral request, Vocalscape will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Vocalscape Networks, Inc., 170 E. Post Road, Suite 206, White Plains, New York 10601, Attn: Ron McIntyre, President. Mr. McIntyre may also be reached by telephone at (604) 696-6313.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Vocalscape’s Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of Vocalscape’s outstanding capital stock is required to effect the action described herein. Vocalscape’s Articles of Incorporation, as amended, does not authorize cumulative voting. As of the record date, Vocalscape had 64,524,443 voting shares of common stock issued and outstanding, and 35,000 shares of the Series A Convertible Preferred Stock, representing that number of votes equal to 175,000,000 shares of common stock, issued and outstanding. The voting power representing not less than 119,762,222 shares of common stock are required to pass any stockholder resolutions. The consenting stockholders, who consist of 2 current stockholders of Vocalscape, are collectively the record and beneficial owners of 12,818,809 shares of common stock, which represents approximately 19.86% of the issued and outstanding shares of Vocalscape’s common stock, and the record holder of 35,000 shares of Series A Convertible Preferred Stock, which represents 100% of the issued and outstanding shares of Vocalscape’s Series A Convertible Preferred Stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated December 11, 2006. No consideration was paid for the consent. The consenting stockholders’ names, affiliations with Vocalscape, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage

Robert W. Koch	Chairman of the Board of Directors	12,818,809 shares of common stock 35,000 shares of Series A Convertible Preferred Stock(1)	19.86% (common stock) 100% (Series A Convertible Preferred Stock)
Dailyfinancial.com	Controlled by and beneficially held Robert W. Koch, Chairman of the Board of Directors	250 shares of common stock	Less than one percent (common stock)

(1) Voting power equal to 175,000,000 shares of common stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 11, 2006, certain information regarding the ownership of Vocalscape’s capital stock by each director and executive officer of Vocalscape, each person who is known to Vocalscape to be a beneficial owner of more than 5% of any class of Vocalscape’s voting stock, and by all officers and directors of Vocalscape as a group. Unless otherwise indicated below, to Vocalscape’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 11, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 64,524,443 shares of common stock, and 35,000 shares of Series A Convertible Preferred Stock, issued and outstanding on a fully diluted basis, as of December 11, 2006.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Robert W. Koch (2) (Chairman of the Board of Directors) 170 E. Post Road, Suite 206 White Plains, New York 10601	12,819,059 shares of common stock 35,000 shares of Series A Convertible Preferred Stock	19.86% (common stock) 100% (Series A Convertible Preferred Stock)

Ron McIntyre (President, Secretary and Director) 305 - 1847 W. Broadway Vancouver, BC, Canada V6J 1Y6	4,532,711 shares of common stock	7.02%

Robert Koch, Sr. (Director)	2,000,000 shares of common stock	3.09%

David M. Otto (Director)	785,000 shares of common stock	1.21%

Lawrence Hartman (Director)	4,000,000 shares of common stock	6.19%

Anthony Caridi	6,532,711 shares of common stock	10.12%

All officers and directors as a group	30,669,481 shares of common stock	47.49% (common stock)

	35,000 shares of Series A Convertible Preferred Stock	100% (Series A Convertible Preferred Stock)

(1) This table is based on 64,524,443 shares of common stock, and 35,000 shares of Series A Convertible Preferred Stock, issued and outstanding on December 11, 2006.

(2) Mr. Koch’s beneficial ownership is held directly by holding of 12,818,809 shares of common stock and 35,000 shares of Series A Convertible Preferred Stock and indirectly through his direct interest in Dailyfinancial.com, which holds 250 shares of common stock.

EXECUTIVE COMPENSATION

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer during the fiscal years ended December 31, 2005 and 2004 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2005 or 2004 fiscal years.

		Annual Compensation					Long-Term Compensation
						Awards				Pay-Outs
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)		Restricted Stock Award(s)	($)	Securities Under lying Options/ SARs (#)		All Other Compen-sation LTIP ($)
Robert W.	2005	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Koch (1)	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CEO and
Chairman

Ron	2005	$78,000	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
McIntyre (2)	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President,
Secretary and Director

Ryan	2005	$51,000	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Gibson (3)	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director

Lawrence	2005	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Hartman (4)	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director

Rick	2005	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Girouard (5)	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director

John R.	2005	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Haddock (6)	2004	$200,000		-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CEO and Director

John	2005	$-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-	-0-
Simpson (7)	2004	$-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-	-0-
Director

David M.	2005	$-0-	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Otto (8)	2004	$-0-	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director

(1) Mr. Koch was appointed Chief Executive Officer and Director on October 5, 2005, and resigned as Chief Executive Officer on September 29, 2006.

(2) Mr. McIntyre was appointed Director on August 25, 2005, was appointed President on October 5, 2005, and was appointed Secretary on December 15, 2005.

(3) Mr. Gibson was appointed Director on October 5, 2005, and resigned a Director on June 1, 2006.

(4) Mr. Hartman was appointed Director on October 5, 2005.

(5) Mr. Girouard was appointed Director on December 15, 2005 and resigned as Director on April 3, 2006.

(6) Mr. Haddock was appointed CEO and Director on September 22, 2003. Mr. Haddock resigned as Chief Executive Officer on May 31, 2005, and resigned as a Director on August 24, 2005.

(7) Mr. Simpson was appointed President on April 7, 2003 and resigned his position on July 31, 2003. Mr. Simpson was appointed a Director on March 31, 2005, and resigned as a Director on November 8, 2005.

(8) Mr. Otto was appointed as Secretary and Director on January 21, 2002, and resigned as Secretary on November 8, 2005.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Vocalscape which may result in a change in control of Vocalscape.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Vocalscape’s Board and the written consent of the consenting stockholders:

ACTION 1
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The Board and the consenting stockholders unanimously adopted and approved an amendment to Vocalscape’s Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 400,000,000 and to create a new class of securities entitled “Class A Common Stock” and authorize for issuance 100,000,000 shares of Class A Common Stock. The par value of each such common stock and each such Class A Common Stock shall be $0.001 per share. Such amendment is referred to herein as the “Authorized Shares Amendment.”

Each share of Class A Common Stock shall have the same rights, terms and preferences as each share of Common Stock, except that each share of Class A Common Stock shall have no voting rights at any special or annual meeting of the stockholders of the Corporation and no right to act by written consent in lieu of any special or annual meeting of the stockholders of the Corporation.

Currently, Vocalscape has 100,000,000 shares of common stock authorized, of which 64,524,443 shares are issued and outstanding as of the record date, and 25,000,000 shares of preferred stock authorized, of which preferred stock, 100,000 shares are designated as “Series A Convertible Preferred Stock”, and of which 35,000 are issued and outstanding as of the record date.

The Authorized Shares Amendment will be implemented by filing the Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada (the “Certificate of Amendment”). Under federal securities laws, the Certificate of Amendment will not be effective until at least 20 days after the mailing of this Information Statement. Once Vocalscape files the Certificate of Amendment, Vocalscape will have (i) 400,000,000 shares of authorized shares of common stock, of which 335,475,557 will be available for issuance, 100,000,000 shares of Class A Common Stock, all of which will be available for issuance, and (iii) 25,000,000 shares of authorized preferred stock, 24,900,000 shares of which will be available for issuance, and 65,000 shares of which will be available for issuance as Series A Convertible Preferred Stock.

The Board believes that it is advisable and in the best interests of Vocalscape to have available additional authorized but unissued shares of common stock and authorized but unissued non-voting shares of common stock in an amount adequate to provide for Vocalscape’s future needs. The unissued shares of common stock and Class A Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. The Board would be able to authorize the issuance of shares common stock and Shares of Class A Common Stock for these transactions without the necessity, and related costs and delays, of either calling a special meeting of the stockholders or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If, in a particular transaction, stockholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that Vocalscape may have the requisite number of voting shares to consummate the transaction.

Vocalscape has no present plans or commitments for the issuance or use of the proposed additional shares of common stock or Class A Common Stock in connection with any financing. However, the Board believes that if an increase in the authorized number of shares of common stock and creation of the Class A Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of Vocalscape’s stockholders at that time could significantly impair its ability to meet financing requirements or other objectives.

ADDITIONAL AND AVAILABLE INFORMATION

Vocalscape is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Vocalscape’s filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

Vocalscape’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2005, Current Reports on Form 8-K, filed with the SEC on September 29, 2006, June 26, 2006, and June 1, 2006, and Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, have been incorporated herein by this reference.

Vocalscape will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Vocalscape pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Vocalscape should be addressed to Ron McIntyre, President, at Vocalscape’s principal executive offices, at: Vocalscape, Inc., 170 E. Post Road, Suite 206, White Plains, New York 10601, telephone (604) 606-6313.